As filed with the Securities and Exchange Commission on September 2, 2003

Registration No. 333-55432

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SONICWALL, INC.

(Exact name of Registrant as specified in its charter)

California	77-0270079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1143 Borregas Avenue

Sunnyvale, CA 94089

(408) 745-9600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kathleen Fisher

SonicWALL, Inc.

1143 Borregas Avenue

Sunnyvale, California 94089

(408) 745-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

John V. Roos, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

On February 12, 2001, SonicWALL, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-55432), as amended by Amendment No. 1 filed on February 28, 2001, covering 10,078,288 shares of the Company’s Common Stock to be sold by certain stockholders of the Company. On March 6, 2001, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

The Registration Statement was filed in order to register shares of the Company’s Common Stock acquired from the Company in our acquisition of Phobos Corporation (the “Selling Stockholders”), pursuant to an Agreement and Plan of Merger and Reorganization signed on October 16, 2000, and amended on November 6, 2000 (the “Merger Agreement”).

Pursuant to the Company’s undertaking under Item 512(a)(3) of Regulation S-K in connection with the Registration Statement, the Company agreed to remove from registration, by means of a post-effective amendment, any of the shares registered which remained unsold at the termination of the offering. The Company is requesting removal of any unsold shares from registration because, pursuant to the terms of the Merger Agreement, the Company’s obligation to maintain the registration of such shares expired on November 16, 2001.

Accordingly, the Company hereby de-registers all remaining unsold shares of its Common Stock registered pursuant to the Registration Statement and remaining unsold thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of August, 2003.

SONICWALL, INC.

By:	/s/ KATHLEEN FISHER
Kathleen Fisher
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW MEDEIROS Matthew Medeiros	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2003

/s/ KATHLEEN FISHER Kathleen Fisher	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)	August 29, 2003

/s/ CHARLES KISSNER Charles Kissner	Chairman of the Board of Directors	August 29, 2003

/s/ SREEKANTH RAVI Sreekanth Ravi	Director	August 29, 2003

/s/ ROBERT M. WILLIAMS Robert M. Williams	Director	August 29, 2003

/s/ David Shrigley David Shrigley	Director	August 29, 2003

/s/ CARY THOMPSON Cary Thompson	Director	August 29, 2003

/s/ DAVID GARRISON David Garrison	Director	August 29, 2003

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